UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2015

CEVA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-49842	77-0556376
(Commission File Number)	(I.R.S. Employer Identification No.)

1943 Landings Dr. Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

650/417-7900

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 20, 2015, the Company held its annual meeting of stockholders, at which the Company’s stockholders approved the following four proposals. The proposals are described in detail in the proxy statement for the annual meeting that the Company filed with the Securities and Exchange Commission on April 9, 2015.

Proposal 1: Election of Directors

The following directors were elected at the meeting to serve for a one-year term until the 2016 annual meeting of stockholders:

Name	Votes For	Votes Withheld	Broker Non-Vote
Eliyahu Ayalon	14,197,103	340,654	2,480,525
Zvi Limon	14,104,909	432,848	2,480,525
Bruce A. Mann	12,653,160	1,884,597	2,480,525
Peter McManamon	14,364,448	173,309	2,480,525
Sven-Christer Nilsson	14,097,360	440,397	2,480,525
Louis Silver	14,149,059	388,698	2,480,525
Dan Tocatly	13,766,044	771,713	2,480,525
Gideon Wertheizer	14,340,193	197,564	2,480,525

Proposal 2: Amendment and Restatement of 2002 Employee Stock Purchase Plan

The proposal to approve an amendment and restatement of the Company’s Amended and Restated 2002 Employee Stock Purchase Plan to increase by 350,000 shares the number of shares of common stock reserved for issuance thereunder was approved as follows:

For 14,374,537	Against 111,106	Abstained 52,114	Broker Non-Vote 2,480,525

Proposal 3: Ratification of Appointment of Independent Auditors

The selection of Kost Forer Gabby & Kassierer, a member of Ernst & Young Global, as independent auditors of the Company for the fiscal year ending December 31, 2015, was ratified as follows:

For 16,809,589	Against 153,103	Abstained 55,590	Broker Non-Vote 0

Proposal 4: Compensation of the Named Executive Officers

The advisory vote to approve the Company’s named executive officer compensation was approved as follows:

For 14,462,944	Against 20,468	Abstained 54,345	Broker Non-Vote 2,480,525

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

Date: May 27, 2015	By:	/s/ Yaniv Arieli
Yaniv Arieli
Chief Financial Officer